UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2017

VALVOLINE INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to increase alignment with shareholders, on September 14, 2017, the Compensation Committee of the Board of Directors of Valvoline Inc. (“Valvoline”) approved and granted stock-settling restricted stock unit awards (“Awards”) under the 2016 Valvoline Inc. Incentive Plan (the “Plan”) to certain senior executive officers of Valvoline, including the following named executive officers of Valvoline: Mary Meixelsperger, Chief Financial Officer; Craig A. Moughler, SVP, International & Product Supply; Heidi J. Matheys, Chief Marketing Officer; and Frances E. Lockwood, Chief Technology Officer. Each such executive was granted an Award with respect to 12,500 shares of Valvoline’s common stock.  The Awards cliff vest on September 14, 2020, subject to the Award recipient remaining employed by Valvoline through the vesting date; provided that the Compensation Committee retains the discretion to accelerate vesting in connection with a termination of employment and, in the event of a change in control of Valvoline (as defined in the Plan), vesting of the Award will accelerate if the award is not continued after the change in control or, if continued, if the recipient is terminated within one year following the change in control.  The Awards accrue dividends that are reinvested into additional restricted stock units and vest if and when the Award vests.  Pursuant to the terms of the Awards, each recipient is subject to non-compete and non-solicitation covenants during employment and for 24-month following termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Dated: September 15, 2017	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, General Counsel
& Corporate Secretary